Exhibit 99.1

PRESS RELEASE

Company Contact:	Financial Contact:	Media Contact:
Scott Peters	Robert Milligan	Kristen Armstrong
Chairman & CEO	Chief Financial Officer	Executive Assistant to the CEO
480.998.3478	480.998.3478	480.998.3478
ScottPeters@htareit.com	RobertMilligan@htareit.com	KristenArmstrong@htareit.com

Healthcare Trust of America to Acquire Duke Realty’s Medical Office Portfolio for $2.75 Billion

Creates the Dominant Medical Office Platform with Significant Scale in Key, Gateway Markets

SCOTTSDALE, ARIZONA—May 1, 2017—Healthcare Trust of America, Inc. (NYSE:HTA or the “Company”), the largest dedicated owner and operator of medical office buildings in the United States, announced today that it entered into a definitive agreement to acquire all of the medical office building assets and medical development platform of Duke Realty Corporation. (“Duke”) for $2.75 billion in cash, net of credits for development completions (the “Duke Acquisitions”). The transaction will close in several tranches in the second and third quarter of 2017 based on and subject to the satisfaction of closing conditions.

“This transaction solidifies HTA as the dominant owner and operator of medical office buildings located in key, gateway markets in the United States,” said Chairman and Chief Executive Officer Scott D. Peters. “Duke’s medical office portfolio is a high quality mix of primarily on-campus properties that are uniquely well-located, with 85% located in HTA’s existing key markets. In addition, we believe the combination of our best in class property management and leasing platform and their development platform creates a full service platform that can consistently execute and deliver disciplined growth in this expanding sector.”

The consolidated portfolio includes 78 properties overall that contain 6.1 million square feet of gross leasable area (“GLA”) that are 94% leased, including Duke’s proportionate interest in two unconsolidated joint venture entities. The acquisition also includes two development land parcels totaling approximately 17 acres.

The Company believes Duke’s portfolio is of superior quality with approximately 81% of the properties being located on or adjacent to a health system campus and 77% of their revenue from health system tenants. The portfolio is strategically concentrated, with approximately 85% located within HTA’s existing gateway markets. This substantial overlap allows for substantial operating synergy opportunities for property management, leasing, and development opportunities.

HTA is also acquiring Duke’s medical office operating and development platform which has a long track record of successful and disciplined development. HTA anticipates the platform will allow for disciplined expansion with new and existing healthcare providers within its markets.

“In addition to the strategic benefits, this acquisition will be accretive financially,” said Chief Financial Officer Robert A. Milligan. “The significant overlap in markets allows for extensive synergies in operations and leasing, which will drive margin expansion. Additionally, the portfolio was recently developed and has limited lease roll-over, creating limited on-going capital requirements which is key to cash flow accretion.”

The total consideration for the transaction is $2.75 billion, net of credits for an incremental $50 million in capital to be paid by the seller to complete properties currently under development. The transaction includes approximately $2.350 billion for the 64 stabilized operating properties and $0.4 billion for the 14 properties under development or undergoing lease-up stabilization resulting in stabilized yields in the low 5% range before synergies (and inclusive of the capital funding to complete and lease up the assets to stabilization).

In addition to the customary closing conditions, 31 properties, with a purchase price of approximately $1.3 billion are subject to rights of first refusals or offer which could reduce the size of the acquisition or delay the timing of closing if exercised.

As part of the transaction, Duke is requiring that HTA accept seller financing of $330 million, in the form of a senior secured first mortgage loan, which will bear interest at 4.0 percent per annum. This note will require three annual principal payments of $110 million beginning in 2018 and is not prepayable.

Strategic and Financial Benefits

•	Dominant Medical Office Platform in Growing Sector: The combination of HTA’s and Duke’s medical office platform creates the largest dedicated owner and operator of medical office buildings in the United States. With the combination, HTA’s portfolio will increase to 25 million square feet of GLA. The outpatient medical office sector is undergoing significant growth and changes. HTA’s best in class property management and leasing platform and Duke’s development platform creates an unparalleled, full service platform in the outpatient healthcare space that HTA believes will create significant growth opportunities.

•	Scale in Key, Gateway Markets: With the combination, HTA will have approximately 500,000 square feet of GLA or more in each of 17 of the key, gateway markets that the Company believes exhibits superior growth characteristics for the next 10 years. Further, the significant overlap between the two portfolios, in which 85% of Duke’s portfolio is within an HTA market, creates significant scale that allows for significant operating and leasing synergies with limited additional corporate infrastructure.

•	High Quality Portfolio that Serves Future of Healthcare: The combined portfolio is uniquely positioned to serve the future of healthcare delivery. Approximately 71% of the combined portfolio is located on-campus with leading health systems, with the remainder in community core outpatient locations that increasingly meet patient and healthcare provider needs.

•	Established Track Record of Performance and Returns: Both HTA and Duke have established track records for consistent, same store growth, superior operating metrics, and sourcing and executing on accretive acquisition and development opportunities. The combination creates an experienced platform with a strong track record of performance for shareholders.

•	Accretive Transaction with Strong Balance Sheet: The transaction is expected to be accretive to HTA’s normalized funds from operations (“FFO”) in 2018 following capital activities that are expected to leave HTA with a strong and conservative balance sheet in the near term positioned for growth.

Advisors

Wells Fargo Securities / Eastdil Secured is acting as exclusive financial advisor to Healthcare Trust of America, and O’Melveny & Myers LLP, San Francisco, is acting as its legal counsel to the Company in connection with the transaction.

About HTA

Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings in the United States, based on gross leasable area. We provide the real estate infrastructure for the integrated delivery of healthcare services in highly desirable locations. Over the last decade, we have invested $4.3 billion primarily in medical office buildings and other healthcare assets comprising 17.8 million square feet of GLA. Our investments are targeted in 15 to 20 key markets that we believe have superior healthcare demographics that support strong, long-term demand for medical office space. We have achieved, and continue to achieve, critical mass within these key markets by expanding our presence through accretive acquisitions, and utilizing our in-house operating expertise through our regionally located property management and leasing platform.

Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that we believe have significantly outperformed the S&P 500 and US REIT indices. More information about HTA can be found on the Company’s website at www.htareit.com.

Forward-Looking Language

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and businesses of HTA and the Duke Acquisition.

These forward-looking statements, which can be identified by the use of words such as “expects,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” outlook,” and similar expressions that do not relate to historical matters, are based on current expectations, forecasts and assumptions which may not be realized and involve risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated, that could cause actual outcomes and results, financial and otherwise, to differ materially, including statements related to the closing of the Duke Acquisition.

Risks and other factors related to HTA that might cause such differences include, among others, the following: we may abandon development or redevelopment opportunities for which we have already incurred costs; adverse capital market conditions may affect our access to various sources of capital and/or cost of capital, which may affect our business activities, earnings and common stock price, among other things; we may not be able to effectively deploy the net proceeds of offerings of securities; changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market may affect our performance and financial condition; competition for acquisition of medical office buildings and other facilities that serve the healthcare industry could increase; economic fluctuations in certain states in which our property investments are geographically concentrated could affect our results of operations; and we may not be able to retain our senior management team.

Any forward-looking statements or forecasts relating to the business, prospects, operating statistics or financial results relating to the Duke Acquisition are based on assumptions and are inherently speculative, are subject to substantial uncertainty, and the actual operating statistics and financial results may differ materially from HTA’s forecasts. Risks and other factors related to the Duke Acquisition that might cause such differences include, among other things, the following: we may not be able to consummate the Duke Acquisition on time or on the terms currently expected or at all; we may not be able to effectively integrate the Duke assets into our portfolio and/or we may fail to achieve expected efficiencies and synergies; our assumptions concerning the availability and/or terms of financing, related to the Duke Acquisition may not be realized; we may encounter liabilities for which we are responsible that were unknown at the time we agreed to the Duke Acquisition; and our assumptions concerning risks relating to our lack of control of joint ventures may prove incorrect.

In addition, HTA’s forecasts are subject to a variety of additional factors and risks, including the risks set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HTA’s Form 10-K, and in HTA’s other periodic and Form 8-K filings with the Securities and Exchange Commission. HTA undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or the occurrence of unanticipated events except as required by applicable law.